 EXHIBIT 3.1.6 - Amendment Certificate of Incorporation

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION OF BALTIA AIR LINES, INC.

under section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1) The name of the corporation is Baltia Air Lines, Inc.

(2) The filing date of the corporation's certificate of incorporation is: 8/24/89.

(3) The corporation is adding 486,000,000 common shares and requests that the number of its authorized common shares be increased to 3,986,000,000, amending article 4 to state as follows:

(4) The aggregate number of shares which the corporation shall have authority to issue is 3,986,000,000 common shares ($.0001 par value) and 2,000,000 preferred shares ($.01 par value). Shareholders do not have preemptive rights.

(4) The amendment of the certificate of incorporation was authorized:

by the corporation's board of directors and a vote of the majority of all outstanding shares entitled to vote at a meeting on 2/9/2014

State of New York	)
) ss.
County of Queens	)

I, Igor Dmitrowsky, being duly sworn, depose and state that I am the President and C.E.O. of Baltia Air Lines, Inc., the corporation named in and described above in the foregoing certificate and that I have read the foregoing certificate and know the contents thereof to be true, except as to the matters herein stated to be alleged upon information and belief, and as those matters, I believe them to be true.

________(signed)________
Igor Dmitrowsky

Sworn to me this 10th day of February, 2014

[NOTARY STAMPED:
Takvor KAFEDJIAN
NOTARY
NO. 01KA6186421
Qualified in Queens County
COMM. EXP. 6/21/2015
PUBLIC
STATE OF NEW YORK]

________(signed)________ Notary Public

IN WHITNESS WHEREOF, this certificate has been subscribed this 10 day of February, 2014, by the undersigned who affirms that the statements herein are true under the penalty of perjury.

_________(signed)_______
Igor Dmitrowsky

140211000743

[COVER PAGE]

[  STAMPED:
   FILED
  2014FEB11 PM 1:34  ]

[handwritten: 743]

Certificate of Amendment
of the
Certificate of Incorporation
of
Baltia Air Lines, Inc.

under Section 805 of the Business Corporation Law

Filed by: Igor Dmitrowsky

Office and Post Office Address
63-25 Saunders Street, Suite 7I

Rego Park, NY 11374

Tel: (718) 275-5205

[STAMP:
STATE OF NEW YORK
DEPARTMENT OF STATE
FILED FEB 11 2014
TAX $ 24.30
BY: PAR]

[handwritten: 794]